EXHIBIT 99.1

	FOR:	MERCER INTERNATIONAL INC.

	APPROVED BY:	Jimmy S.H. Lee
Chairman & President
(604) 684-1099

David M. Gandossi
Executive Vice-President &
Chief Financial Officer
(604) 684-1099
For Immediate Release
Financial Dynamics
Investors: Eric Boyriven, Alexandra Tramont
Media: Scot Hoffman
(212) 850-5600
MERCER INTERNATIONAL INC. REPORTS 2006 FIRST QUARTER RESULTS
          NEW YORK, NY, May 5, 2006 — Mercer International Inc. (Nasdaq: MERC, TSX: MRI.U) today reported results for the first quarter of 2006.
Summary Selected Highlights

	Three Months Ended March 31,
	2006	2005
	(in thousands)
	(unaudited)
Results of Operations
Revenues	€159,064	€97,893
Income (loss) from operations	11,505	(894)
Operating EBITDA(1)	25,419	10,093
Interest expense Stendal	15,283	11,845
Interest expense other	7,642	7,418
Realized loss on derivative instruments	(3,562)	(295)
Unrealized gain (loss) on derivative instruments	44,377	(3,564)
Unrealized foreign exchange gain on debt	6,113	2,297
Net income (loss)	16,588	(19,667)
Income (loss) per share
Basic	0.50	(0.77)
Diluted	0.41	(0.77)

Other Data
Total pulp sales volume(2) (ADMTs)	327,101	199,224
Mill net pulp price realizations (per ADMT)(3)	425	409

(1)	For a definition of Operating EBITDA, see page 6 of this press release and for a reconciliation of net income (loss) to Operating EBITDA, see page 7 of the financial tables included in this press release.

(2)	Excluding intercompany sales volumes of 4,986 ADMTs and 3,489 ADMTs of pulp in the three months ended March 31, 2006 and 2005, respectively.

(3)	Excluding revenues from third party transportation activities.

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Mercer Reports 2006 First Quarter Results	Page 2

	As at	As at
	March 31, 2006	March 31, 2005
	(in thousands)
Financial Position (Current)
Cash and cash equivalents	€80,350	€83,547
Cash restricted	6,298	7,039
Receivables	78,472	74,315
Inventories	71,295	81,147
Prepaid expenses and other	5,191	5,474
Accounts payable and accrued expenses	(109,625)	(111,513)
Construction costs payable	(1,060)	(1,213)
Debt, current portion	(74,338)	(27,601)
Working capital(1)	56,583	111,195

(1)	Does not include approximately €7.0 million of government grants in 2006, which we expect to receive in 2006, and approximately €65.9 million of government grants in 2005, all of which has been received, related to the Stendal mill from German federal and state governments.
          Certain key factors affecting our 2006 first quarter results include:
•	Revenues increased by over 60% to €159.1 million from €97.9 million in the comparative period of 2005, primarily due to the inclusion of sales from our Celgar pulp mill for the full quarter and higher sales from the Stendal pulp mill.

•	Operating EBITDA increased by approximately 152% to €25.4 million in the first quarter from €10.1 million in the 2005 comparative quarter because of improving pulp markets and improved results from our Stendal and Rosenthal mills. For a definition of Operating EBITDA, see page 6 of this press release and for a reconciliation of net income to Operating EBITDA, see page 7 of the financial tables included in this press release.

•	Interest expense increased to €22.9 million in the first quarter of 2006 from €19.3 million in the comparative period of 2005 reflecting higher borrowings associated with the Stendal mill and incremental interest on our $310 million 9.25% senior notes issued in February 2005.

•	The Stendal mill ramp up is proceeding substantially as scheduled. In the quarter, it operated at approximately 95% of its initial rated capacity, and production and sales revenues were up by approximately 21% and 49%, respectively, over the same period of 2005. Further, Stendal mill net realizations also improved as a result of higher pulp prices, increased contract sales in Europe and lower spot market sales in Asian markets.

•	We recorded a net unrealized gain of €44.4 million on our interest rate and currency derivatives in the first quarter of 2006, compared to a net unrealized loss of €3.6 million on our outstanding derivatives in the comparative period of 2005. We had a realized loss of €3.6 million on certain currency forwards that matured in the current quarter, compared to a realized loss of €0.3 million in the comparative period of 2005. We also recorded an unrealized non-cash foreign exchange gain on our

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Mercer Reports 2006 First Quarter Results	Page 3
long-term debt of €6.1 million in the current quarter due to the weakening of the U.S. dollar, compared to an unrealized gain of €2.3 million in the first quarter of 2005.
•	Pulp markets strengthened quarter over quarter. Average list prices for NBSK pulp in Europe were $618 per ADMT in the first quarter of 2006 and $600 per ADMT in the fourth quarter of 2005, compared to $642 per ADMT in the first quarter of 2005.

•	Mill net pulp realizations increased to €425 per ADMT in the first quarter of 2006 from €413 and €409 per ADMT in the fourth and first quarters of 2005, respectively.
Results of Operations – 2006 First Quarter
          Selected production and sales data for the three months ended March 31, 2006 and 2005 is as follows:

	Three Months Ended March 31,
	2006	2005
	(ADMTs)
Production by Product Class:
Pulp production by mill:
Rosenthal	76,154	75,872
Stendal	130,877	107,981
Celgar	111,437	60,762

Total pulp production	318,468	244,615
Paper production	17,175	15,958

Total production	335,643	260,573

Sales Volume by Product Class:
Pulp sales volume by mill:
Rosenthal	76,226	78,804
Stendal	140,514	102,073
Celgar	110,361	18,347

Total pulp sales volume(1)	327,101	199,224
Paper sales volume	16,602	16,638

Total sales volume(1)	343,703	215,862

Revenues by Product Class:	(in thousands)
Pulp revenues by mill:
Rosenthal	€33,727	€33,389
Stendal	59,781	40,528
Celgar	46,297	7,616

Total pulp revenues(1)	139,805	81,533
Paper revenues	17,238	15,366

Total pulp and paper sales revenues(1)	157,043	96,899

Third party transportation revenues	2,021	994

Total sales revenues	€159,064	€97,893

(1)	Excluding intercompany sales volumes of 4,986 ADMTs and 3,489 ADMTs of pulp and intercompany net sales revenues of approximately €2.4 million and €1.6 million in the three months ended March 31, 2006 and 2005, respectively.
          Revenues for the three months ended March 31, 2006 increased to €159.1 million from €97.9 million in the comparative period of 2005, primarily due to the inclusion of sales from our Celgar mill for the full quarter of 2006 and higher sales from the Stendal mill. Pulp sales by

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Mercer Reports 2006 First Quarter Results	Page 4
volume increased to 327,101 ADMTs in the first quarter of 2006 from 199,224 ADMTs in the comparative period of 2005.
          Cost of sales and general, administrative and other expenses in the first quarter of 2006 increased to €153.2 million from €98.8 million in the comparative period of 2005, primarily as a result of the inclusion of a full quarter of results of our Celgar mill and higher production at our Stendal mill.
          For the first quarter of 2006, revenues from our pulp operations increased to €141.8 million from €82.5 million in the same period a year ago. List prices for NBSK pulp in Europe were approximately €514 ($618) per ADMT in the first quarter of 2006 and €506 ($600) per ADMT in the fourth quarter of 2005, compared to approximately €490 ($642) per ADMT in the comparative period of last year.
          Mill net pulp sales realizations increased to €425 per ADMT on average in the first quarter of 2006 from €409 per ADMT in the first quarter of 2005, primarily as a result of higher pulp prices.
          Cost of sales and general, administrative and other expenses for the pulp operations increased to €137.5 million in the first quarter of 2006 from €82.8 million in the comparative period of 2005, primarily due to the inclusion of the results of the Celgar mill and higher sales at our Stendal mill.
          Fiber costs at our German pulp mills increased by approximately 12.3% in the first quarter of 2006 versus the same quarter of 2005. This resulted from severe winter conditions in Germany and central Europe during the period, which caused sawmillers and log harvesters to curtail operations which reduced fiber availability and increased fiber costs. In the first quarter of 2006, average fiber costs at our Celgar mill decreased by approximately 22% versus the same quarter of 2005, primarily because of increased woodchip availability resulting from higher production at regional sawmills.
          In the first quarter of 2006, we recorded a contribution to income from operations of €5.6 million resulting from the sale of emission allowances.
          Depreciation for the pulp operations increased to €13.6 million in the first quarter of 2006, from €10.8 million in the comparative period of 2005, primarily as a result of depreciation associated with the Celgar mill.

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Mercer Reports 2006 First Quarter Results	Page 5
          For the first quarter of 2006, our pulp operations generated operating income of €12.2 million, versus operating income of €1.3 million in the comparative quarter of 2005, primarily due to the higher operating income at our German pulp mills, including a contribution of €5.6 million from the sale of emission allowances, partially offset by an operating loss at our Celgar mill. As NBSK pulp is generally quoted in U.S. dollars, the overall strength of the Canadian dollar versus the U.S. dollar negatively impacted our Celgar mill’s sales realizations and results. Further, near the end of the first quarter of 2006, our Celgar mill took approximately two weeks of planned maintenance downtime, of which approximately five days were in March and the balance in April.
          Revenues from our paper operations in the current quarter increased to €17.2 million from €15.4 million in the same quarter of last year as a result of higher sales volumes and a change in the product mix.
          Cost of sales and general, administrative and other expenses for the paper operations in the first quarter of 2006 increased to €16.9 million from €15.6 million in the comparative quarter of 2005.
          For the first quarter of 2006, our paper operations generated operating income of €0.5 million, compared to an operating loss of €0.3 million in the first quarter of 2005.
          In the first quarter of 2006, we had income from operations of €11.5 million, compared to a loss from operations of €0.9 million in the same quarter last year. Interest expense in the first quarter of 2006 increased to €22.9 million from €19.3 million in the year ago period, due to higher borrowings relating to the Stendal mill and incremental interest on our $310 million senior note issue completed in February 2005.
          Stendal entered into certain foreign currency derivatives to swap all of its long-term bank indebtedness from Euros to U.S. dollars in 2005 and certain currency forwards. In addition, Stendal previously entered into interest rate swaps to fix the interest rate on its outstanding bank indebtedness. Due to the weakening of the U.S. dollar versus the Euro and an increase in long-term interest rates, we recorded a net unrealized non-cash holding gain of €44.4 million before minority interests upon the marked to market valuation of such derivatives that were outstanding at the end of the current quarter, compared to a net non-cash holding loss of €3.6 million before minority interests upon the marked to market valuation of our outstanding derivatives in the comparative quarter of 2005. In the first quarter of 2006, we had a realized loss of €3.6 million on certain currency forwards which had matured, compared to a realized loss of €0.3 million on derivative instruments in the first quarter of 2005.

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Mercer Reports 2006 First Quarter Results	Page 6
          In the first quarter of 2006, minority interest, representing the two minority shareholders’ proportionate interest in the Stendal mill, was €0.4 million, compared to €6.6 million in the first quarter of 2005.
          We reported net income for the first quarter of 2006 of €16.6 million, or €0.50 per basic and €0.41 per diluted share, which reflected an unrealized gain of €44.4 million on our outstanding derivatives, an unrealized non-cash foreign exchange gain on our long-term debt of €6.1 million and improved results at our German pulp mills. In the first quarter of 2005, we reported a net loss of €19.7 million, or €0.77 per basic share and diluted share, which included net losses on our derivatives of €3.9 million and a non-cash impairment charge of €1.6 million relating to investments.
          We generated “Operating EBITDA” of €25.4 million and €10.1 million in the three months ended March 31, 2006 and 2005, respectively. Operating EBITDA is defined as income (loss) from operations plus depreciation and amortization and non-recurring capital asset impairment charges. Management uses Operating EBITDA as a benchmark measurement of its own operating results, and as a benchmark relative to its competitors. Management considers it to be a meaningful supplement to operating income as a performance measure primarily because depreciation expense and non-recurring capital asset impairment charges are not an actual cash cost, and depreciation expense varies widely from company to company in a manner that management considers largely independent of the underlying cost efficiency of their operating facilities. In addition, we believe Operating EBITDA is commonly used by securities analysts, investors and other interested parties to evaluate our financial performance.
          Operating EBITDA does not reflect the impact of a number of items that affect our net income (loss), including financing costs and the effect of derivative instruments. Operating EBITDA is not a measure of financial performance under GAAP, and should not be considered as an alternative to net income (loss) or income (loss) from operations as a measure of performance, nor as an alternative to net cash from operating activities as a measure of liquidity. Operating EBITDA has significant limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. For a reconciliation of net loss to Operating EBITDA, see page 7 of the financial tables included in this press release.

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Mercer Reports 2006 First Quarter Results	Page 7
President’s Comments
          Mr. Jimmy S.H. Lee, President and Chairman, stated: “During the first quarter of 2006:
•	Pulp markets were stronger than the last and comparative quarters of 2005. NBSK list prices in Europe, which were $600 per ADMT in December 2005, improved to $630 per ADMT at the end of the quarter. Further, during the period, list prices in Asian markets improved by approximately $50 per ADMT.

•	Our ramp up of the Stendal mill continued substantially on plan. It operated at approximately 95% of its initial rated capacity and production and revenues were up by approximately 21% and 49%, respectively, over the same period of 2005. It also recorded substantially better operating results. Stendal also built up its debt service account, which approximates one year’s worth of principal and interest under its project loan facility, to €66.5 million as planned by drawing €42.0 million under a tranche of such facility. This account is recorded as a long-term asset and is a principal reason for our reduction in working capital at March 31, 2006.

•	Improvements in pulp prices and markets were partially offset by seasonal reduced fiber availability and higher fiber costs at our German pulp mills. Conversely, our Celgar mill enjoyed a reduction in fiber costs as its regional sawmills ramped up production. The Celgar mill’s lower fiber costs and other operating improvements were offset by the continuing strength of the Canadian dollar versus the U.S. dollar in the period and planned maintenance downtime. The Celgar mill’s €20 million capital plan to increase efficiency, production and quality and lower costs continued substantially on plan.

•	Our global pulp sales and marketing team worked effectively and increased the amount of contract regular business to our most transport logical customers and reduced the amount of spot sales.
          Mr. Lee continued: “Our first quarter results reflect generally improving pulp markets. Despite some production slow downs and higher fiber costs at our German pulp mills because of reduced fiber availability and five days of maintenance downtime at our Celgar mill, our Operating EBITDA increased by approximately 152% to €25.4 million from €10.1 million in the prior period.”
          Mr. Lee continued: “During the current period, we recorded a non-cash marked to market gain on our derivative instruments of €44.4 million and an unrealized foreign exchange gain on our indebtedness of €6.1 million. Net income for the first quarter of 2006 was €16.6 million or €0.50 per basic share and €0.41 per diluted share. In the first quarter of 2005, we reported a loss of €19.7 million or €0.77 per share.” He added: “The market for emission allowances is relatively new and volatile and at the end of April 2006, such market weakened materially. Based upon our current activities to date, we currently estimate that our overall emission allowances sales in 2006 will be at or near our total for 2005.”

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Mercer Reports 2006 First Quarter Results	Page 8
          Mr. Lee continued: “Looking forward, we are seeing improvements in pulp prices and demand in all of our markets which we currently believe should result in further price improvement in the upcoming months. List NBSK prices have further increased in April 2006 in Europe to approximately $650 per tonne and in Asia to approximately $570 per tonne.”
          Mr. Lee concluded: “We believe that our large, modern and efficient NBSK pulp mills have us well-positioned to realize upon the improving NBSK pulp market to create value for our stakeholders.”
          In conjunction with this release, Mercer International will host a conference call, which will be simultaneously broadcast live over the Internet. Management will host the call, which is scheduled for Monday, May 8, 2006 at 10:00 AM EST. Listeners can access the conference call live and archived over the Internet through a link at the company’s web site at http://www.mercerint.com/en/newsCurrent.cfm, or at http://www.videonewswire.com/event.asp?id=33761. Please allow 15 minutes prior to the call to visit the site and download and install any necessary audio software. A replay of this call will be available approximately two hours after the live call ends until May 15, 2006 at 11:59 p.m. (Eastern Standard Time). The replay number is (800) 642-1687, and the passcode is 8776197.
          Mercer International Inc. is a global pulp and paper manufacturing company. To obtain further information on the company, please visit its web site at http://www.mercerinternational.com.
          The preceding includes forward looking statements which involve known and unknown risks and uncertainties which may cause the Company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: market conditions, competition and other risk factors listed from time to time in the company’s SEC reports.
-FINANCIAL TABLES FOLLOW-

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MERCER INTERNATIONAL INC.
CONSOLIDATED BALANCE SHEETS
March 31, 2006 and December 31, 2005
(Euros in thousands)

	March 31,	December 31,
	2006	2005
ASSETS
Current Assets
Cash and cash equivalents	€80,350	€83,547
Cash restricted	6,298	7,039
Receivables	78,472	74,315
Inventories	71,295	81,147
Prepaid expenses and other	5,191	5,474

Total current assets	241,606	251,522

Long-Term Assets
Cash restricted	66,537	24,573
Property, plant and equipment	1,013,529	1,024,662
Investments	7,443	6,314
Deferred note issuance and other costs	8,019	8,364
Deferred income tax	67,369	78,381

	1,162,897	1,142,294

Total assets	€1,404,503	€1,393,816

LIABILITIES
Current Liabilities
Accounts payable and accrued expenses	€110,685	€112,726
Debt, current portion	74,338	27,601

Total current liabilities	185,023	140,327

Long-Term Liabilities
Debt, less current portion	904,957	922,619
Unrealized foreign exchange rate derivative loss	45,162	61,979
Unrealized interest rate derivative losses	55,141	78,646
Pension and other post-retirement benefit obligations	16,647	17,113
Capital leases and other	10,875	9,945
Deferred income tax	24,214	14,444

	1,056,996	1,104,746

Total liabilities	1,242,019	1,245,073

Minority Interest	—	—
SHAREHOLDERS’ EQUITY
Common shares	181,586	181,586
Additional paid-in capital, stock options	50	14
Deficit	(31,382)	(47,970)
Accumulated other comprehensive income	12,230	15,113

Total shareholders’ equity	162,484	148,743

Total liabilities and shareholders’ equity	€1,404,503	€1,393,816

(1)

MERCER INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2006 and 2005
(Unaudited)
(Euros in thousands, except per share data)

	2006	2005
Revenues	€159,064	€97,893

Costs and expenses:
Cost of sales	144,339	90,989

	14,725	6,904

General and administrative expenses	(8,858)	(7,798)
Sale (purchase) of emission allowances	5,638	—

Income (loss) from operations	11,505	(894)

Other income (expense)
Interest expense	(22,925)	(19,263)
Investment income	1,744	175
Unrealized foreign exchange gain on debt	6,113	2,297
Realized loss on derivative instruments	(3,562)	(295)
Unrealized gain (loss) on derivative instruments	44,377	(3,564)
Impairment of investments	—	(1,645)

Total other income (expense)	25,747	(22,295)

Income (loss) before income taxes and minority interest	37,252	(23,189)
Income tax provision	(21,113)	(3,035)

Income (loss) before minority interest	16,139	(26,224)
Minority interest	449	6,557

Net income (loss)	€16,588	€(19,667)

(Deficit) retained earnings, beginning of period	(47,970)	69,176

(Deficit) retained earnings, end of period	€(31,382)	€49,509

Income (loss) per share
Basic	€0.50	€(0.77)

Diluted	€0.41	€(0.77)

(2)

MERCER INTERNATIONAL INC.
BUSINESS SEGMENT INFORMATION
For the Three Months Ended March 31, 2006 and 2005
(Unaudited)
(Euros in thousands)

						Corporate,
	Rosenthal	Celgar(1)	Stendal	Total		Other and	Consolidated
	Pulp	Pulp	Pulp	Pulp	Paper	Eliminations	Total
Three Months Ended March 31, 2006
Sales to external customers	€34,672	€46,297	€60,699	€141,668	€17,396	€—	€159,064
Intersegment net sales	42	—	2,315	2,357	—	(2,357)	—

	34,714	46,297	63,014	144,025	17,396	(2,357)	159,064

Operating costs	23,987	45,565	48,125	117,677	15,518	(2,770)	130,425
Operating depreciation and amortization	3,537	3,014	7,059	13,610	226	78	13,914
General and administrative	1,327	2,124	2,757	6,208	1,141	1,509	8,858
(Sale) purchase of emission allowances	(1,767)	—	(3,871)	(5,638)	—	—	(5,638)

	27,084	50,703	54,070	131,857	16,885	(1,183)	147,559

Income (loss) from operations	7,630	(4,406)	8,944	12,168	511	(1,174)	11,505
Interest expense							(22,925)
Investment income							1,744
Derivative financial instruments, net							40,815
Unrealized foreign exchange gain on debt							6,113

Income before income taxes and minority interest							€37,252

Segment assets	€348,533	€237,558	€770,345	€1,356,436	€22,032	€26,035	€1,404,503

Three Months Ended March 31, 2005
Sales to external customers	€34,096	€7,616	€40,798	€82,510	€15,383	€—	€97,893
Intersegment net sales	—	—	1,554	1,554	—	(1,554)	—

	34,096	7,616	42,352	84,064	15,383	(1,554)	97,893

Operating costs	25,188	5,135	37,135	67,458	14,231	(1,687)	80,002
Operating depreciation and amortization	3,268	823	6,681	10,772	181	34	10,987
General and administrative	1,901	1,675	975	4,551	1,236	2,011	7,798

	30,357	7,633	44,791	82,781	15,648	358	98,787

Income (loss) from operations	3,739	(17)	(2,439)	1,283	(265)	(1,912)	(894)

Interest expense							(19,263)
Investment income							175
Derivative financial instruments, net							(3,859)
Unrealized foreign exchange gain on debt							2,297
Impairment of investments							(1,645)

Loss before income taxes and minority interest							€(23,189)

Segment assets	€349,865	€220,739	€915,178	€1,485,782	€24,911	€20,747	€1,531,440

(1)	The results of the Celgar pulp mill are from the date of its acquisition on February 14, 2005.
(3)

MERCER INTERNATIONAL INC.
RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE
Combined Condensed Balance Sheet
As at March 31, 2006
(Euros in thousands)
The terms of the indenture governing our 9.25% senior unsecured notes requires that we provide the results of operations and financial condition of Mercer International Inc. excluding its subsidiaries (“Mercer Inc.”) and our restricted subsidiaries under the indenture, collectively referred to as the “Restricted Group”. As at and during the three months ended March 31, 2006, the Restricted Group was comprised of Mercer Inc., certain holding subsidiaries and Rosenthal, and the Celgar mill. As at and during the year ended December 31, 2005, the Restricted Group was comprised of Mercer Inc., certain holding subsidiaries and Rosenthal, and the Celgar mill from the date of its acquisition on February 14, 2005. The Restricted Group excludes our paper operations and the Stendal mill.

	March 31, 2006
	Restricted	Unrestricted			Consolidated
	Group	Subsidiaries		Eliminations	Group
ASSETS
Current assets
Cash and cash equivalents	€41,101	€39,249		€—	€80,350
Cash restricted	—	6,298		—	6,298
Receivables	37,327	41,145		—	78,472
Inventories	44,466	26,829		—	71,295
Prepaid expenses and other	2,823	2,368		—	5,191

Total current assets	125,717	115,889		—	241,606
Cash restricted	—	66,537		—	66,537
Property, plant and equipment	398,256	615,273		—	1,013,529
Other	11,361	4,101		—	15,462
Deferred income tax	29,434	37,935		—	67,369
Due from unrestricted group	39,253	—		(39,253)	—

Total assets	€604,021	€839,735		€(39,253)	€1,404,503

LIABILITIES
Current liabilities
Accounts payable and accrued expenses	€42,300	€67,325		€—	€109,625
Construction costs payable	—	1,060		—	1,060
Debt, current portion	—	74,338		—	74,338

Total current liabilities	42,300	142,723		—	185,023
Debt, less current portion	328,984	575,973		—	904,957
Due to restricted group	—	39,253		(39,253)	—
Unrealized derivatives loss	—	100,303		—	100,303
Other	20,964	6,558		—	27,522
Deferred income tax	9,683	14,531		—	24,214

Total liabilities	401,931	879,341		(39,253)	1,242,019

SHAREHOLDERS’ EQUITY
Total shareholders’ equity (deficit)	202,090	(39,606	)(1)	—	162,484

Total liabilities and shareholders’ equity	€604,021	€839,735		€(39,253)	€1,404,503

(1)	Shareholders’ equity does not include government grants received or receivable related to the Stendal mill. Shareholders’ equity is impacted by the unrealized non-cash marked to market valuation losses on derivative financial instruments.
(4)

MERCER INTERNATIONAL INC.
RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE
Combined Condensed Balance Sheet
As at December 31, 2005
(Euros in thousands)

	December 31, 2005
	Restricted	Unrestricted			Consolidated
	Group	Subsidiaries		Eliminations	Group
ASSETS
Current
Cash and cash equivalents	€48,790	€34,757		€—	€83,547
Cash restricted	—	7,039		—	7,039
Receivables	41,349	32,966		—	74,315
Inventories	47,100	34,047		—	81,147
Prepaid expenses and other	2,940	2,534		—	5,474

Total current assets	140,179	111,343		—	251,522
Cash restricted	—	24,573		—	24,573
Property, plant and equipment	404,151	620,511		—	1,024,662
Other	10,533	4,145		—	14,678
Deferred income tax	24,303	54,078		—	78,381
Due from unrestricted group	46,412	—		(46,412)	—

Total assets	€625,578	€814,650		€(46,412)	€1,393,816

LIABILITIES
Current
Accounts payable and accrued expenses	€46,867	€64,646		€—	€111,513
Construction costs payable	—	1,213		—	1,213
Debt, current portion	—	27,601		—	27,601

Total current liabilities	46,867	93,460		—	140,327
Debt, less current portion	342,023	580,596		—	922,619
Due to restricted group	—	46,412		(46,412)	—
Unrealized derivative loss	—	140,625		—	140,625
Other	20,722	6,336		—	27,058
Deferred income tax	1,851	12,593		—	14,444

Total liabilities	411,463	880,022		(46,412)	1,245,073

SHAREHOLDERS’ EQUITY
Total shareholders’ equity (deficit)	214,115	(65,372	)(1)	—	148,743

Total liabilities and shareholders’ equity	€625,578	€814,650		€(46,412)	€1,393,816

(1)	Shareholders’ equity does not include government grants received or receivable related to the Stendal mill. Shareholders’ equity is impacted by the unrealized non-cash marked to market valuation losses on derivative financial instruments.
(5)

MERCER INTERNATIONAL INC.
RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE
Combined Condensed Statements of Operations
For the Three Months Ended March 31, 2006 and 2005
(Unaudited)
(Euros in thousands)

	March 31, 2006
	Restricted	Unrestricted		Consolidated
	Group	Subsidiaries	Eliminations	Group
Revenues	€81,011	€80,410	€(2,357)	€159,064

Operating costs	69,139	61,286	—	130,425
Operating depreciation and amortization	6,629	7,285	—	13,914
General and administrative	4,960	3,898	—	8,858
(Sale) purchase of emission allowances	(1,767)	(3,871)	—	(5,638)

	78,961	68,598	—	147,559

Income (loss) from operations	2,050	11,812	(2,357)	11,505

Other income (expense) Interest expense	(8,463)	(15,337)	875	(22,925)
Investment income	2,261	358	(875)	1,744
Derivative financial instruments, net	(79)	40,894	—	40,815
Foreign exchange gain on debt	6,113	—	—	6,113

Total other expense	(168)	25,915	—	25,747

Income (loss) before income taxes and minority interest	1,882	37,727	(2,357)	37,252
Income tax provision	(2,841)	(18,080)	(192)	(21,113)

Income (loss) before minority interest	(959)	19,647	(2,549)	16,139
Minority interest	—	449	—	449

Net income (loss)	€(959)	€20,096	€(2,549)	€16,588

	March 31, 2005
	Restricted	Unrestricted		Consolidated
	Group	Subsidiaries	Eliminations	Group
Revenues	€41,712	€56,181	€—	€97,893

Operating costs	29,973	50,029	—	80,002
Operating depreciation and amortization	4,125	6,645	217	10,987
General and administrative	5,587	2,211	—	7,798

	39,685	58,885	217	98,787

Income (loss) from operations	2,027	(2,704)	(217)	(894)

Other income (expense) Interest expense	(7,671)	(11,986)	394	(19,263)
Investment income	328	309	(462)	175
Derivative financial instruments, net	(105)	(3,754)	—	(3,859)
Foreign exchange gain on debt	2,297	—	—	2,297
Impairment of investments	(1,178)	—	(467)	(1,645)

Total other expense	(6,329)	(15,431)	(535)	(22,295)

Loss before income taxes and minority interest	(4,302)	(18,135)	(752)	(23,189)
Income tax provision	(3,115)	80	—	(3,035)

Loss before minority interest	(7,417)	(18,055)	(752)	(26,224)
Minority interest	—	6,557	—	6,557

Net loss	€(7,417)	€(11,498)	€(752)	€(19,667)

(6)

MERCER INTERNATIONAL INC.
COMPUTATION OF OPERATING EBITDA
For the Quarters Ended March 31, 2006 and 2005
(Unaudited)
(Euros in thousands)

	Three Months Ended
	March 31,
	2006	2005(1)
	(in thousands)
Net income (loss)	€16,588	€(19,667)
Minority interest	(449)	(6,557)
Income taxes	21,113	3,035
Interest expense	22,925	19,263
Investment income	(1,744)	(175)
Derivative financial instruments, net loss (gain)	(40,815)	3,859
Foreign exchange gain on debt	(6,113)	(2,297)
Impairment of investments	—	1,645

Income (loss) from operations	11,505	(894)
Add: Depreciation and amortization	13,914	10,987

Operating EBITDA(2)	€25,419	€10,093

(1)	The results of the Celgar pulp mill are included from the date of its acquisition on February 14, 2005.

(2)	Operating EBITDA does not reflect the impact of a number of items that affect our net income (loss), including financing costs and the effect of derivative instruments. Operating EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States, and should not be considered as an alternative to net income (loss) or income (loss) from operations as a measure of performance, nor as an alternative to net cash from operating activities as a measure of liquidity. Operating EBITDA has significant limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP.
COMPUTATION OF RESTRICTED GROUP OPERATING EBITDA
For the Quarters Ended March 31, 2006 and 2005
(Unaudited)
(Euros in thousands)

	Three Months Ended
	March 31,
	2006	2005(1)
	(in thousands)
Restricted Group
Net loss	€(959)	€(7,417)
Income taxes	2,841	3,115
Interest expense	8,463	7,671
Investment and other income	(2,261)	(328)
Derivative financial instruments, net loss	79	105
Foreign exchange gain on debt	(6,113)	(2,297)
Impairment of investments	—	1,178

Income from operations	2,050	2,027
Add: Depreciation and amortization	6,629	4,125

Operating EBITDA(2)	€8,679	€6,152

(1)	The results of the Celgar pulp mill are included from the date of its acquisition on February 14, 2005.

(2)	Operating EBITDA does not reflect the impact of a number of items that affect net income (loss), including financing costs and the effect of derivative instruments. Operating EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States, and should not be considered as an alternative to net income (loss) or income (loss) from operations as a measure of performance, nor as an alternative to net cash from operating activities as a measure of liquidity. Operating EBITDA has significant limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP.
(7)
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